UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2021

IRON MOUNTAIN INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts
(Address of Principal Executive Offices)
2110
(Zip Code)

(617) 535-4766
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, $.01 par value per share	IRM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers. Departure of Directors or Certain Officers

On August 3, 2021, Iron Mountain Incorporated (the “Company”) and Ernest W. Cloutier mutually agreed that Mr. Cloutier would step down as the Company’s Executive Vice President and General Manager, Global Records and Information Management to pursue other opportunities. Mr. Cloutier’s departure is not a result of any disagreement with the Company.

The Company expects to enter into a separation agreement with Mr. Cloutier pursuant to which Mr. Cloutier will continue to serve as the Company’s Executive Vice President and General Manager, Global Records and Information Management until September 30, 2021, after which Mr. Cloutier will remain with the Company for transition purposes through December 31. 2021. The separation agreement between the Company and Mr. Cloutier will provide that Mr. Cloutier, in connection with his departure, will be entitled to benefits under Iron Mountain Companies Severance Plan and Severance Program Number 1, which are described under “Termination and Change of Control Arrangements” in the Company’s proxy statement filed with the Securities and Exchange Commission on April 2, 2021.

Beginning October 1, 2021, Greg McIntosh, who currently serves as the Company’s Executive Vice President, Chief Commercial Officer, Field Operations, will assume the position of Executive Vice President, General Manager, Global Records and Information Management.

101    Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104    The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Deborah Marson
Name:	Deborah Marson
Title:	Executive Vice President, General Counsel & Secretary

Date: August 9, 2021